Exhibit 99.1

Investor Relations: Charles Messman or Todd Kehrli	Company Contact: Paul C. Bogonis, CFO (206) 529-6542
MKR Group (323) 468-2300 tnix@mkr-group.com	Telanetix, Inc. (206) 515-9165

Telanetix Reports Fourth Quarter and Full Year 2011 Financial Results
Fourth Quarter Core Voice Revenue Increased 21% Year-Over-Year;
Record Adjusted EBITDA of $1.2 Million and Positive Operating Income in Fourth Quarter

BELLEVUE, WA – March 15, 2012 - Telanetix, Inc. (OTC BB: TNIX), a leading cloud-based communications provider offering next generation voice services and solutions to the business market, today reported financial results for its 2011 fourth quarter and full year ended December 31, 2011.

Fourth Quarter 2011 Financial Highlights

▪	Core voice revenue increased 21% year-over-year to $6.6 million, compared to $5.5 million in the fourth quarter of 2010.

▪	Total revenue increased 12% year-over-year to $7.5 million, compared to $6.7 million in the fourth quarter of last year, reflecting the expected increase in core product revenues.

▪
Achieved positive operating income of $23,000 for the first time in Company history. Net loss from continuing operations improved to $568,000, or a loss of $0.12 per share, compared to net loss of $1.6 million, or a loss of $0.36 per share, in the fourth quarter last year.

▪	Adjusted EBITDA increased to a record $1.2 million, compared to $536,000 in the fourth quarter last year.

▪	Total cash and cash equivalents were $1.8 million at December 31, 2011 after debt service of $1.4 million during the year.

Full Year 2011 Financial Highlights

▪	Core voice revenue increased 13.4% year-over-year to $24.7 million.

▪	Total revenue increased $187,000 year-over-year to $28.7 million.

▪
Net loss from continuing operations was $5.3 million, or a loss of $1.12 per share, compared to net income from continuing operations of $10.3 million, or $4.53 per share, which included a $16.5 million gain on recapitalization and $800,000 credit from change in fair market value of derivative liabilities.

▪	Adjusted EBITDA of $2.6 million, representing a second consecutive full year of positive EBITDA and a more than $800,000 increase from adjusted EBITDA of $1.7 million for 2010.

Doug Johnson, Telanetix’ CEO said, “2011 was a pivotal year for Telanetix in which we stabilized the company to create a foundation for growth, and our solid results reported today reflect progress with our shift in strategic focus toward growing our business and further expanding our presence and share in the marketplace.  Core revenue for the fourth quarter grew 21 percent year-over-year to a record $6.6 million and full year total revenue grew 12 percent over 2010. In addition, we achieved our ninth consecutive quarter of positive adjusted EBITDA, posting a record $1.2 million for the fourth quarter, as well as a second consecutive full year of positive EBITDA.

“During the year we made material progress building on our strategic partnerships and expanding our customer reach by adding significant new channel partners, including Mitel Networks, Vertical Communications and Staples, and growing existing relationships including Costco and Office Depot,” Johnson concluded.

FY-2012 Financial Guidance

Based on the strong market acceptance Telanetix has seen for its DPS and SIP trunking services, the Company expects to achieve total revenue for 2012 of between $31.5 million to $32.0 million, representing growth of approximately 10% to 12%, and core voice revenue for 2012 of between $28.0 million and $28.5 million, representing growth of between 13% and 15%.  The Company also expects to achieve adjusted EBITDA for 2012 of between $4.50 million and $4.75 million, representing growth of approximately 73% to 83%.  Telanetix expects to fund this growth organically without need to raise additional capital.

Adjusted EBITDA is a non-GAAP financial measure. Management believes certain non-GAAP measures provide relevant and meaningful measures by which investors can evaluate the business. Management uses adjusted EBITDA to evaluate changes in the company's core earnings from operations, unaffected by non-cash expenses, expenses related to the company's capital structure, taxes or extraordinary events.  EBITDA is defined as earnings or loss before interest, income taxes, depreciation and amortization, and the company defines Adjusted EBITDA as EBITDA adjusted for non-cash items including stock-based and warrant compensation, charges related to changes in fair market value of warrant and beneficial conversion feature liabilities, as well as the Company’s recent recapitalization and severance charges.  A reconciliation of net income to adjusted EBIDTA can be found at the end of this release.

Conference Call Information
Management will conduct a conference call at 1:30 p.m. PT (4:30 p.m. ET) today. To access the call in the United States, dial (866) 270-6057 and to access the call internationally, dial (617) 213-8891 and enter pass code 38318731. The call will also be broadcast live over the Internet and will be available for replay for 90 days at www.telanetix.com. A telephone replay will be available two hours after the call through March 22, 2012 by dialing (888) 286-8010 in the United States and (617) 801-6888 for international callers. All parties will need the following replay pass code 81462315.

About Telanetix, Inc.
Telanetix, Inc. (OTC BB: TNXI) is a leading cloud based communications solutions provider offering next generation voice services to all business market segments. Telanetix solutions meet the real-world communications demands of its customers with an industry-leading value proposition of cutting edge products and technology that brings enhanced productivity and industry-leading savings to our customers. The company's hosted telecom voice services, marketed under the "AccessLine" brand, give companies flexible calling solutions, a simpler installation experience, and a greater range of support options than traditional telecom providers. With a history of serving over 100,000 business customers, including Fortune 50 companies, we've scaled our award-winning technologies to meet the needs of entrepreneurial-minded small businesses.

Safe Harbor Statement
Certain statements contained in this press release are “forward-looking statements” within the meaning of applicable federal securities laws, including, without limitation, our expectations regarding growth in our core revenue for 2012, anything relating or referring to future financial results and plans for future business development activities, including anticipated effects of distribution relationships, and are thus prospective. Forward-looking statements are inherently subject to risks and uncertainties some of which cannot be predicted or quantified based on current expectations. Such risks and uncertainties include, without limitation, the risks and uncertainties set forth from time to time in reports filed by the company with the Securities and Exchange Commission could materially and adversely affect our business, operating results and financial condition. Although the company believes that the expectations reflected in such forward-looking statements are reasonable, it can give no assurance that such expectations will prove to have been correct. Consequently, future events and actual results could differ materially from those set forth in, contemplated by, or underlying the forward-looking statements contained herein. The companies undertake no obligation to publicly release statements made to reflect events or circumstances after the date hereof.

-Tables to Follow -

TELANETIX, INC.
Consolidated Balance Sheets
	December 31, 2011	December 31, 2010

ASSETS
Current assets
Cash	$1,840,265	$2,330,111
Accounts receivable, net	1,925,955	1,590,022
Inventory	113,305	182,924
Deferred Financing	304,456	-
Prepaid expenses and other current assets	370,589	530,548
Total current assets	4,554,570	4,633,605
Property and equipment, net	1,683,337	2,641,731
Goodwill	7,044,864	7,044,864
Purchased intangibles, net	8,978,337	11,178,337
Other assets	379,496	583,632
Total assets	$22,640,604	$26,082,169

LIABILITIES AND STOCKHOLDERS' DEFICIT
Current liabilities
Accounts payable	$1,524,645	$1,609,488
Accrued liabilities	2,538,829	2,326,465
Deferred revenue	1,063,548	1,016,021
Interest tax payable	—	225,000
Current portion of capital lease obligations	356,227	404,710
Current portion of long-term debt	3,502,213	1,200,000
Total current liabilities	8,985,462	6,781,684
Non-current liabilities
Deferred revenue, net of current portion	170,219	253,798
Capital lease obligations, net of current portion	353,860	116,251
Long-term accounts payable	39,444	—
Long-term debt, net of current portion	4,306,218	5,291,539
Total non-current liabilities	4,869,741	5,661,588
Total liabilities	13,855,203	12,443,272
Stockholders' equity (deficit)
Common stock, $.0001 par value; Authorized: 8,000,000 shares;
Issued and outstanding: 4,820,098 and 4,594,262 at December 31, 2011 and December 31, 2010, respectively	482	34,457
Additional paid in capital	44,084,429	43,569,588
Warrants	56,953	56,953
Accumulated deficit	(35,356,463)	(30,022,101)
Total stockholders' equity (deficit)	8,785,401	13,638,897
Total liabilities and stockholders' equity (deficit)	$22,640,604	$26,082,169

TELANETIX, INC.
Consolidated Statements of Operations

	Years ended December 31,
	2011	2010

Revenues	$28,706,786	$28,520,084

Cost of revenues	11,835,530	12,098,727

Gross profit	16,871,256	16,421,357

Operating expenses
Selling and marketing	6,694,572	6,817,724
General and administrative	7,711,721	7,402,862
Research, development and engineering	1,884,213	2,566,366
Depreciation	638,410	598,940
Amortization of purchased intangibles	2,200,000	2,200,000
Total operating expenses	19,128,916	19,585,892

Operating loss	(2,257,660)	(3,164,535)

Other income (expense)
Interest income	239	1,079
Interest expense	(3,187,449)	(3,306,805)
Gain/(loss) on debt extinguishment	—	16,497,185
Change in fair market value of derivative liabilities	—	790,648
Total other income (expense)	(3,187,210)	13,982,827

Income (loss) from continuing operations before taxes	(5,444,870)	10,818,292

Income tax expense (benefit)	(110,508)	225,000

Income (loss) from continuing operations	(5,334,362)	10,593,292

Loss from discontinued operations	—	(269,733)

Net income (loss)	$(5,334,362)	$10,323,5599

Net income (loss) per share – basic and diluted
Continuing operations	$(1.12)	$4.53
Discontinued operations	—	(0.11)
Net income (loss) per share	$(1.12)	$4.42

Weighted average shares outstanding – basic and diluted	4,747,706	2,335,994

TELANETIX, INC.
Net Income (Loss) to EBITDA Reconciliation
(Unaudited)

	Three months ended December 31,		Twelve months ended December 31,
	2011	2010	2011	2010
Adjusted EBITDA (earnings release purposes only)
Net Income / (Loss)	$(568,440)	$(1,556,170)	$(5,334,362)	$10,323,559
Depreciation and amortization of purchased intangibles	1,073,486	998,098	4,080,398	3,976,927
Interest Expense	701,819	833,456	3,187,210	3,305,006
Income Tax (Expense)/Benefit	(110,508)	187,500	(110,508)	225,000
EBITDA	1,095,357	462,884	1,822,738	17,830,492
Adjustments for certain non-cash expenses:
Severance Costs	12,948	-	247,740	-
Gain on Extinguishment of Debt	-	13,669	-	(16,497,185)
Change in fair market value of derivative liabilities	-	-	-	(790,648)
Stock based compensation	101,456	59,571	480,866	1,177,841
Adjusted EBITDA	$1,210,761	$536,124	$2,551,344	$1,720,500